Exhibit 5.1

Bartlit Beck Herman Palenchar & Scott llp	DENVER OFFICE 1801 WEWATTA STREET DENVER, CO 80202 TELEPHONE: (303) 592-3100 FACSIMILE: (303) 592-3140
March 26, 2018	CHICAGO OFFICE COURTHOUSE PLACE 54 WEST HUBBARD STREET CHICAGO, IL 60610 TELEPHONE: (312) 494-4400 FACSIMILE: (312) 494-4440

Gaia, Inc.

833 West South Boulder Road

Louisville, Colorado 80027

Re:	Registration Statement on Form S-3 (File No. 333-213895)

Ladies and Gentlemen:

We have acted as special counsel to Gaia, Inc., a Colorado corporation (the “Company”), in connection with the offering by the Company of up to 2,683,333 shares of Class A common stock, par value $0.0001 per share (“Common Stock”) of the Company, including up to 350,000 shares of Common Stock that may be sold pursuant to the exercise of an option to purchase additional shares.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)the registration statement on Form S-3 (File No. 333-213895) of the Company relating to the Class A Common Stock filed on September 30, 2016 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on October 19, 2016 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)the prospectus dated October 19, 2016 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)the preliminary prospectus supplement dated March 21, 2018 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)the prospectus supplement, dated March 22, 2018 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated March 21, 2018, between the Company and B. Riley FBR, Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Shares;

(f)an executed copy of a certificate of Paul Tarell, Secretary of the Company, dated the date hereof, including the exhibits thereto (the “Secretary’s Certificate”);

(g)a copy of the Company’s Articles of Incorporation, as amended, certified by the Secretary of State of Colorado as of March 23, 2018, and certified pursuant to the Secretary’s Certificate;

(h)a copy of the Company’s Bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and

(i)a copy of certain resolutions of the Board of Directors of the Company and the Pricing Committee thereof, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of Colorado.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company and, when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Bartlit Beck Herman Palenchar & Scott LLP